UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 15, 2016

Anchor Bancorp
(Exact name of registrant as specified in its charter)

Washington	001-34965	26-3356075
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

601 Woodland Square Loop, SE
Lacey, Washington  98530
(Address of principal executive offices and zip code)

(360) 491-2250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment
   of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Director

On November 15, 2016, Varonica S. Ragan notified the Boards of Directors of Anchor Bancorp ("Company") and its financial institution subsidiary, Anchor Bank ("Bank"), of her departure as a director as a result of a personal matter.  Ms. Ragan has served as a director of the Company and the Bank since December 9, 2015.  She currently serves as the Chair of the Company's Board of Directors' Strategic Planning Committee.  The Company's Board of Directors has appointed Director Gordon Stephenson to succeed Ms. Ragan as Chair of the Board of Directors' Strategic Planning Committee.  Ms. Ragan's departure was for personal reasons and not as a result of any disagreement with the Company on any matter related to the Company's operations, policies or practices.

Item 5.03  Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year.

In connection with Ms. Ragan's departure, the Company determined to amend its Bylaws to reduce the number of directors from eight (8) to seven (7), which is effective November 15, 2016.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

3.2 Amended and Restated Bylaws of Anchor Bancorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANCHOR BANCORP

Date: November 16, 2016	By: /s/Jerald L. Shaw
Jerald L. Shaw
President and Chief Executive Officer